                                                                   EXHIBIT 10.27


                                 LEASE AGREEMENT


         THIS LEASE is made this 15th day of April, 1987, by and between VERGIL
D. KELLY and KENNY ANGELUCCI, (collectively, "LESSOR"), and CLARK EQUIPMENT COMPANY, ("LESSEE"), a Delaware corporation;

                                   WITNESSETH:


                                    ARTICLE I

                                DEMISED PREMISES

         SECTION 1.01. LESSOR, In consideration of the covenants herein contained, does hereby lease to LESSEE, and LESSEE does hire from LESSOR the following property (collectively the "DEMISED PREMISES"):

         The real property (the "LAND") located in the Leestown Industrial Park, County of Fayette, State of Kentucky, shown and described on Exhibit A.

         All building, structures, facilities, parking areas, truck docking areas and other improvements now or hereafter located on the LAND including, but not limited to THE BUILDING (Section 2.01).

         All rights of way or use, licenses, easements, tenements, hereditaments and appurtenances now or hereafter belonging or appertaining to any of the foregoing.

         SECTION 1.02. LESSOR has delivered (or within five (5) days of the date hereof will deliver) to LESSEE a title insurance commitment #817-499981 from Commonwealth Title Insurance Company dated March 24, 1987 which commits to insure LESSOR's title in fee simple to DEMISED PREMISES ("Title Commitment"). LESSOR warrants that within twenty (20) days from the date hereof LESSOR will take fee simple title to DEMISED PREMISES, free and clear of all encumbrances except as set forth in such Title Commitment and in the event LESSOR fails to so take title to DEMISED PREMISES, then at LESSEE's Commitment, furnish LESSOR with a written statement of any valid objections thereto. LESSOR shall, within ten
(10) days after receipt of LESSEE's objections, cause the Leasehold Commitment to be revised to satisfy such objections and shall within such ten (10) days deliver to LESSEE a revised Leasehold Commitment satisfying LESSEE's objections, and in the event LESSOR falls to satisfy such objections, then, at LESSEE's option, LESSEE may terminate this LEASE and thereafter LESSEE shall have no further obligations to LESSOR under this LEASE.

         SECTION 1.03. On or within five (5) days of the date hereof LESSOR will deliver to LESSEE a Leasehold Commitment for Title Insurance, commitment #817-499983 issued by Commonwealth Title Insurance Company pursuant to which Commonwealth Title Insurance Company agrees to insure the full value of LESSEE'S leasehold interest in DEMISED PREMISES in the amount of $8,000,000.00, without exception except for those, if any, in the Title Commitment described in Section 1.02. LESSEE shall examine such Leasehold Commitment and within fifteen (15) days of receipt of the Leasehold



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Commitment, furnish LESSOR with a written statement of any valid objections thereto. LESSOR shall, within ten (10) days after receipt of LESSEE's objections, cause the Leasehold Commitment to be revised to satisfy such objections and shall within such ten (10) days deliver to LESSEE a revised Leasehold Commitment satisfying LESSEE's objections, and in the event LESSOR fails to satisfy such objections, then, at LESSEE's option, LESSEE may terminate this LEASE and thereafter LESSEE shall have no further obligations to LESSOR under this LEASE.

         SECTION 1.04. Attached hereto as Exhibit "B" is the Proposed Site Usage Plan of the DEMISED PREMISES which is acceptable to LESSEE and conclusively determines the LAND as between LESSEE and LESSOR.

         SECTION 1.05. Within ten (10) days of the date hereof LESSOR shall deliver to LESSEE an opinion of an attorney admitted to practice and in good standing in the state in which DEMISED PREMISES are located stating that the LAND is subject to a zoning classification which will permit a manufacturing, warehouse, distribution center and office of the size contemplated in Section
2.01 hereof to be built and operated thereon, together with a copy of the section of the zoning ordinance under which the LAND is zoned. In the event that a rezoning of the DEMISED PROPERTY or any part thereof is required, LESSOR shall take all reasonable steps to secure approval of the zoning change.

         SECTION 1.06. Within ten (10) days of the date hereof LESSOR shall deliver to LESSEE an opinion, addressed to LESSEE, from a Soil Engineer acceptable to LESSEE, that the LAND has never been used for the handling, treatment, storage or disposal of any hazardous or toxic substance as defined under any applicable state or Federal law including, without limitation Section 101(4) of the Comprehensive Environmental Response, Compensation and Liability Act, 42.U.S.C. S9601(14) and that there is no soil or water contamination on or below the surface of the LAND.

         SECTION 1.07. LESSOR covenants that LESSOR has good right and lawful authority to execute this LEASE and that same does not require joinder or approval of any other person, firm or corporation; that LESSEE, its successors and assigns, while not in default hereunder shall peaceably and quietly enjoy and possess DEMISED PREMISES; and that LESSOR shall and will warrant and defend LESSEE, its successors and assigns, against every person claiming or whom may claim DEMISED PREMISES.
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         SECTION 1.08. In the event that LESSOR shall fail to comply with any of the provisions of this ARTICLE I within the time required, LESSEE may, at any time thereafter, without prejudice to and in addition to any other rights it may have under this LEASE or at law or in equity, cancel this LEASE forthwith by notice to LESSOR, or LESSEE at its option may do such other things as LESSOR shall fail to do as required by this ARTICLE and LESSOR shall on demand reimburse LESSEE for its disbursements and expenses in connection therewith, including reasonable attorney's fees.


                                   ARTICLE II

                        IMPROVEMENTS TO DEMISED PREMISES

         SECTION 2.01. LESSOR shall cause to be constructed on the DEMISED PREMISES a building ("THE BUILDING") containing approximately 373,833 square feet of floor area plus paved truck docking areas and parking areas. The rail siding and rail yard will be constructed by LESSOR, as shown on Exhibit "B". LESSEE has delivered to LESSOR Design Development Documents for THE BUILDING dated January 6, 1987, February 28, 1987 and various other dates, consisting of drawings and other documents (herein referred to as Exhibit "C", attached to and made a part hereof) to: (i) fix and prescribe the size and character of THE BUILDING and the structural, architectural appearance, and exterior finish materials to be used therein; and (ii) to fix the location of THE BUILDING on DEMISED PREMISES and to show all paved docking areas and parking areas. Working Drawings and Specifications acceptable to LESSEE will be prepared by LESSOR consistent with the Design Development Documents (Exhibit "C") and THE BUILDING will be constructed in strict accordance therewith. LESSEE and its representatives have the right to enter the DEMISED PREMISES to inspect construction of THE BUILDING. LESSOR will give due consideration to comments and suggestions made by LESSEE or its representatives in connection with BUILDING construction, however this will in no way relieve LESSOR of its obligation hereunder.

         SECTION 2.02. LESSOR agrees to commence construction of THE BUILDING on or before April 1, 1987 and shall complete the same on or before December 1, 1987 in accordance with the final working drawings and specifications prepared by LESSOR, and upon completion will deliver to LESSEE a copy of such drawings and specifications. Completion of THE BUILDING will have occurred only when








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(i) construction has been substantially completed in accordance with the final working drawings and specifications except for "punch list" items approved in writing by LESSEE; (ii) each and every governmental certificate required as a condition precedent to occupancy of THE BUILDING by LESSEE has been unconditionally issued in its final form, and (iii) LESSEE has accepted THE BUILDING as having been constructed in accordance with the final working drawings and specifications and any agreed upon changes.

         SECTION 2.03. LESSEE may, by written request, make changes in the drawings, designs or specifications applicable to construction of THE BUILDING. If such change increases the cost of construction, LESSOR will prepare a quotation for changes to be considered by LESSEE. If LESSEE decides to go forward with the change, LESSOR will make such change, and at the completion of such change, LESSOR will invoice LESSEE for such agreed upon cost. If the change requested by LESSOR decreases the cost of construction, LESSOR shall issue a credit for such savings, which shall be paid by LESSOR to LESSEE upon completion of construction. At the parties' option, a running total of all credits and approved cost increases may be kept, and at the completion of construction, the net setoff amount will be paid as appropriate. All changes or extra work ordered by LESSEE shall be deemed to be part of the work hereunder and shall be performed and furnished in accordance with all of the terms and provisions of this Agreement. In no event will the RENT provided for in Section 4 hereof be increased or decreased as a result of changes made hereunder.

         SECTION 2.04. All construction on the DEMISED PREMISES shall be completed in accordance with the plans and specifications therefor in a good workmanlike manner and in conformity with good construction and engineering practices and in compliance with all applicable building codes, ordinances, permits and other governmental authorization. LESSOR shall from time to time (but not more than monthly) at the request of LESSEE furnish to LESSEE a certificate of the architect or general contractor in charge of construction as to the current status thereof, percentage of completion thereof, and conformity thereof to such working drawings and specifications and the approximate number of days to complete the same.

        Section 2.05.  In the event that performance as required by Section
2.02 is delayed by reason of strike, fire, windstorm, governmental order, acts of God, unavailability of materials if ordered in time, or other causes beyond








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the control of LESSOR, LESSOR shall, upon written request deliver to LESSEE within fifteen (15) days of the occurrence of the delaying event, be entitled to an extension of time equal to the reasonable time that it takes LESSOR's contractor to perform after the date that the event causing such delay is terminated and the contractor has rescheduled its work force to begin and/or continue work on DEMISED PREMISES, provided, however, that if for any reason THE BUILDING is not completed by December 31, 1987 then at any time thereafter until THE BUILDING is completed LESSEE may, by written notice to LESSOR, terminate this LEASE without liability.


                                  ARTICLE III

                                      TERM

         SECTION 3.01. LESSEE Is hereby granted the right TO HAVE AND TO HOLD the DEMISED PREMISES, together with all and singular the improvements from time to time thereon, appurtenances, rights, privileges and easements thereunto belonging or any wise appertaining, for:

                (i) a preliminary term (the "PRELIMINARY TERM") commencing on the date of this LEASE and terminating on the commencement of the PRIMARY TERM. During the last sixty
                        (60) days of the PRELIMINARY TERM LESSEE may install its conveyor systems and manufacturing equipment;

                (ii) a primary term (the "PRIMARY TERM") commencing on December 1, 1987 and continuing thereafter to and including the 30th day of November, 1997; provided however that if THE BUILDING is not completed as required by Section 2.02 by December 1, 1987 then the PRIMARY TERM will not commence until the first day of the month next following completion of THE BUILDING as required by Section 2.02, and the PRIMARY TERM will end ten (10) years after the Lease begins.

         SECTION 3.02. LESSEE, so long as it is not in default hereunder, shall have the right and option to extend the term of this LEASE on the same terms and conditions (except for rent increases provided in Section 4.03) for three (3) additional terms of five (5) years each. This LEASE shall, without any action by LESSEE, be automatically extended for each of said terms unless LESSEE shall, prior to one hundred, eighty (180) days before the expiration of the term then in effect, notify in writing LESSOR that LESSEE elects not to extend the term hereof, in which event this LEASE, and all subsequent options to extend, shall terminate at the expiration of the term then in effect provided, however, that LESSOR shall notify LESSEE two hundred, seventy (270)


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days prior to the expiration of the term then in effect of the impending expiration of such term.


                                   ARTICLE IV

                                      RENT

         SECTION 4.01. For the PRELIMINARY TERM, rent shall be $10.00.

         SECTION 4.02. Monthly Rent during the PRIMARY TERM shall be:

                   Eighty-Seven Thousand ($87,000.00) Dollars

         SECTION 4.03. Monthly rent during the extension terms provided for in
Section 3.02 shall be negotiated prior to any extension. Provided, however, that in no event shall the monthly rental for the extension term(s) exceed the previously applicable monthly rent by more than two percent (2%) per year, calculated on a simple basis.

         SECTION 4.04. Monthly rent shall be paid in advance on or before the 10th day of each month.


                                   ARTICLE V

                         REAL ESTATE TAXES, ASSESSMENTS
                                 AND UTILITIES

         SECTION 5.01. LESSEE covenants and agrees to return and to pay all real estate taxes and assessments which are levied or assessed against DEMISED PREMISES including any interest and penalty and which become payable during the PRIMARY TERM and each extension terms, if extended, before they shall respectively become due and payable. Written evidence of the payment of said taxes and assessments shall be furnished by LESSEE to LESSOR upon LESSOR's written request therefor.

         In the event the state in which DEMISED PREMISES are located or any taxing authority thereunder should, subsequent to the execution of this LEASE, change or modify the present system of taxing real estate so as to tax the rental income from real estate in lieu of or in substitution (in whole or in part) for the real estate taxes and so as to impose a liability upon LESSOR for the amount of such tax, then LESSEE shall be liable under this LEASE for the payment of the taxes so imposed during the PRIMARY TERM, and any extension terms, if extended, of this LEASE to the same extent as though the alternative tax was a tax upon the value of DEMISED PREMISES.

        SECTION 5.02. LESSEE shall pay all charges for gas, water, electricity, sewer and other utilities used on DEMISED PREMISES during the PRIMARY TERM of



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this LEASE and each extension term. The costs of all such utility lines and utility tap on fees shall be paid by LESSOR.


                                   ARTICLE VI

                          USE AND COMPLIANCE WITH LAWS

         SECTION 6.01. LESSEE shall use the DEMISED PREMISES and THE BUILDING for manufacturing, warehousing, a distribution center and offices, subject however to the zoning ordinances and such agreements, conditions, restrictions and other encumbrances, if any, to which the DEMISED PREMISES are subject. LESSEE shall not permit the same to be used for any unlawful purpose, nor produce, store or transport hazardous waste therein without proper permits nor commit nor suffer any waste thereto.

         SECTION 6.02. LESSEE shall comply with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over DEMISED PREMISES provided that such laws, ordinances, rules and regulations pertain to LESSEE's use of DEMISED PREMISES. LESSOR shall comply with all such laws, ordinances, rules and regulations pertaining to the conditions of DEMISED PREMISES. LESSOR and LESSEE shall each have the right, at the cost and expense of the contesting party, to contest or review by legal proceedings the validity or legality of any such law, order, ordinance, rule, or regulation, and during such the pendency of contest, the contesting party may refrain from complying therewith, providing that the contesting party shall hold the other harmless from the consequences of violation of any such law, order, ordinance, rule or regulation.

         SECTION 6.03. LESSEE shall not cause or maintain any nuisance in, or on DEMISED PREMISES.


                                  ARTICLE VII

                    MUTUAL INDEMNIFICATION AGAINST LIABILITY


         SECTION 7.01. LESSOR shall indemnify and save harmless LESSEE from and against any and all actions, claims, liability, penalties, damages, expenses, and judgments of any kind, including reasonable attorney's fees and court costs, which may be brought or made against LESSEE, or which LESSEE may pay or incur, by reason of LESSOR's negligent performance of, or failure to perform, any of its obligations under this LEASE.






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         SECTION 7.02. LESSEE shall Indemnify and save harmless LESSOR from and against any and all actions, claim, liability, penalties, damages, expenses, and judgments of any kind, including reasonable attorneys' fees and court costs, which may be brought or made against LESSOR by reason of any injury or claim of injury to persons or property of any nature and which arises out of the use, occupation, and control of DEMISED PREMISES by LESSEE at any time (including any such claims resulting from any work by LESSEE in connection with any alteration, changes, new construction, or demolition of portions of the DEMISED PREMISES) provided, however, that LESSEE shall have no liability for any injury or claim of injury to persons or property due to the negligence of LESSOR, including, without limitation, any negligent acts or omissions by LESSOR or its agents in connection with construction of THE BUILDING. LESSEE shall have the right to defend any such suit with attorneys of its own selection, but LESSOR shall have a right, if it sees fit, to participate in such defense at is own expense. LESSEE shall not be liable for any loss or damage to the DEMISED PREMISES causes by fire and such other casualties as are covered by the insurance required to be carried by LESSEE pursuant to the provisions of Section 10.01 hereof.

         SECTION 7.03. During the PRIMARY TERM and any extensions thereof, LESSEE shall obtain and maintain in force a policy of general comprehensive public liability insurance having limits of not less than $3,000,000.00 in respect to any one accident and naming LESSOR and LESSEE, as their interests may appear and with respect to LESSEE's obligation to LESSOR pursuant to Section
7.02. Said insurance may be maintained as part of LESSEE's general policy of public liability Insurance and may include coverage of other properties of LESSEE.


                                  ARTICLE VIII

                            MAINTENANCE AND REPAIRS


        SECTION 8.01. During the PRIMARY TERM and any extension thereof, LESSOR shall keep, or cause to be kept, the roof, the exterior walls and all structural elements of THE BUILDING in good and substantial order, condition and repair (unless such repair is made necessary by the actions of LESSEE but not including therein repairs for ordinary wear and tear), and LESSEE shall keep the interior and the non-structural parts of THE BUILDING in good and substantial order, condition and repair, provided, however, that any damage caused by fire or other casualty shall be repaired or replaced in accordance with and if required by the provisions of Article X and any damage by any taking by condemnation or exercise of the right of eminent domain shall be repaired or replaced in accordance with and if required by the provisions of Article XIII. LESSEE's obligation to repair includes the repair and necessary replacement of the HVAC system for the PRIMARY TERM. LESSEE will repair the parking lot and driveways on DEMISED PREMISES, provided, however, that during the first twelve
(12) months of the PRIMARY TERM, LESSOR shall be responsible for any repairs to the parking lot and driveways due to settling or structural cracking.

         In the event LESSOR fails to perform its maintenance and repair obligations as set out above, then after thirty (30) days' written notice to LESSOR of LESSOR'S failure to repair or to maintain, provided however, that no such written notice is required under emergency circumstances, LESSEE may cure such failure at LESSOR's expense. LESSEE shall have the right to demand immediate reimbursement from LESSOR for any such payment, with interest thereon in an amount not exceeding the highest legal rate of interest then applicable, and upon failure of LESSOR to so reimburse LESSEE, LESSEE may deduct such sums from the next succeeding installment or installments of rent due under this LEASE.


                                   ARTICLE IX

                          ALTERATIONS AND IMPROVEMENTS

         SECTION 9.01. LESSEE shall have the right and privilege at all times to make, at LESSEE's own expense, such changes, improvements, alterations, remodeling and additions to DEMISED PREMISES as LESSEE may desire which shall be the exclusive property of LESSEE, provided that exterior and structural changes, improvements, alterations, and additions will not be done without LESSOR's consent, which consent shall not be unreasonably withheld, and that any such work done by LESSEE shall be done in a good and workmanlike manner without impairing the structural soundness of DEMISED PREMISES and shall conform to every applicable requirement of law. LESSOR shall cooperate with and shall execute all applications and other instruments needed by LESSEE in LESSEE's securing the necessary permits and authority to perform any work permitted under this LEASE. Any improvements, nonstructural alterations, and additions made by LESSEE shall remain the property of LESSOR at the expiration of PRIMARY TERM and any extensions thereof provided, however, that any equipment, trade fixtures, furnishings or other personal property not permanently affixed to THE BUILDING shall remain the property of LESSEE at the expiration of PRIMARY TERM and any extensions thereof. Such equipment, trade fixtures, furnishings or other personal property may be removed by LESSEE, and any damage to DEMISED PREMISES caused by such removal shall be repaired by LESSEE prior to the expiration of the term.


                                   ARTICLE X

                              INSURANCE AND DAMAGE

         SECTION 10.01. During the PRIMARY TERM and any extensions thereof, LESSEE shall keep THE BUILDING insured with responsible insurance companies licensed to do business in the state in which DEMISED PREMISES are located against loss or damage to the buildings by fire and other such casualties as are included in "extended coverage" or "all risks coverage" in an amount representing not less than one hundred (100%) percent of the full insurable value of THE BUILDING (excluding foundation and excavation costs and other normal exceptions to coverage).

         SECTION 10.02. All of the insurance policies provided for in Section
10.01 shall be In the name of LESSOR, LESSEE, and any lender under any mortgage on DEMISED PREMISES pursuant to a standard mortgagee clause or endorsement, provided that such lender agrees that the proceeds of insurance may be used for restoration. LESSEE shall, upon written request of LESSOR, deliver to LESSOR and to lender certificates evidencing such insurance coverage, and, upon written request of LESSOR, exhibit to LESSOR evidence of renewals of such policies and receipts for payment of premiums on such insurance policies and renewals thereof.

         SECTION 10.03. Loss, if any, under any or all such insurance policies shall be adjusted with the insurance company or companies by LESSOR and LESSEE. The loss, so adjusted, shall be paid to LESSOR and LESSEE or, if agreed between LESSOR, LESSEE and LESSOR's lender, to the lender, for the sole purpose of reconstructing and repairing any damage provided for herein under such reasonable conditions as such lender may prescribe, but not for the purpose of reducing or repaying of the balance of such loan without repair and replacement of such damaged buildings.

         SECTION 10.04. If during the first eight (8) years of the PRIMARY TERM, all or any part of the DEMISED PREMISES are damaged by fire or other peril, then LESSOR shall restore or rebuild the improvements upon the DEMISED PREMISES to the extent of any proceeds of any insurance hereinabove provided. After such eight (8) years, and during any renewal term, if forty (40%) percent or more of THE BUILDING s damaged by fire or other peril, LESSEE may elect to terminate this LEASE, In which event all insurance proceeds shall be paid by LESSOR. If this LEASE is not terminated or if the damage is less than forty (40%) percent, then LESSOR shall restore or rebuild the improvements upon the DEMISED PREMISES to the extent of any insurance proceeds. Unless this LEASE is terminated, there will be abatement of rent for the period during which LESSEE is not in occupancy and use of the damaged portion of the DEMISED PREMISES during such restoration.

         SECTION 10.05. LESSEE may carry any insurance required to be maintained under this ARTICLE X, either in whole or in part, under: (i) a policy or policies covering other liabilities and locations of any subsidiary, successor, affiliate or controlling corporation of LESSEE; or (ii) any plan of self-insurance which LESSEE, or any affiliated or controlling corporation may have in effect provided that such affiliated or controlling corporation guarantees LESSEE's obligations under this ARTICLE X and provided that such corporation has a net worth in excess of $100,000,000. The statement from LESSEE that it has elected to be a self-insurer of the risk and in the amount specified in such statement, may be supplied in lieu of the appropriate insurance certificate otherwise required hereunder.


                                   ARTICLE XI

                                MECHANIC'S LIENS

         SECTION 11.01. LESSEE agrees that it will pay or cause to be paid all costs for work done by it or ordered by it on DEMISED PREMISES and THE
BUILDING and LESSEE shall keep the DEMISED PREMISES and THE BUILDING and the tenancy created by this LEASE, free and clear of mechanics liens on account of work done or ordered by LESSEE or persons claiming under LESSEE. LESSEE agrees to and shall indemnify and save LESSOR free and harmless from and against any and all liability, loss, damage, cost, attorney's fees and all other expenses on account of claims of lien or laborers or materialmen or others for work performed or materials or supplies furnished for LESSEE or persons claiming under LESSEE. In the event a mechanic's lien is filed against the DEMISED PREMISES or THE BUILDING for, or purporting to be for, labor or material alleged to have been furnished for LESSEE, then LESSEE shall promptly pay or bond and discharge such mechanic's lien within forty-five (45) days of notice of such mechanic's lien. If LESSEE shall be in default in paying or bonding any charge for which a mechanic's lien claim and suit to foreclose the lien have been filed, LESSOR may (but shall not be obligated to) pay the claim and any costs and the amount so paid together with reasonable attorney's fees Incurred in connection therewith shall be immediately due and owing from LESSEE to LESSOR, and LESSEE agrees to and shall pay the same with interest as provided hereunder from the date of LESSOR's payments.

         SECTION 11.02. LESSOR agrees that it will pay or cause to be paid all costs for work done by it or ordered by it on DEMISED PREMISES and THE BUILDING and LESSOR shall keep the DEMISED PREMISES and THE BUILDING and the tenancy created by this LEASE, free and clear of mechanics liens on account of work done or ordered by LESSOR or persons claiming under LESSOR. LESSOR agrees to and shall indemnify and save LESSEE free and harmless from and against any and all liability, loss, damage, cost, attorney's fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for LESSOR or persons claiming under LESSOR. In the event a mechanic's lien is filed against the DEMISED PREMISES or THE BUILDING for, or purporting to be for, labor or material alleged to have been furnished for LESSOR, then LESSOR shall promptly pay or bond and discharge such mechanic's lien within forty-five (45) days of notice of such mechanic's lien. If LESSOR shall be in default in paying or bonding any charge for which a mechanics lien claim and suit to foreclose the lien have been filed, LESSEE may (but shall not be obligated to) pay the claim and any costs and the amount so paid together with reasonable attorney's fees incurred In connection therewith shall be immediately due and owing from LESSOR to LESSEE, and LESSOR agrees to and shall immediately pay the same with interest as provided hereunder from the date of LESSEE's payments and if LESSOR fails to so reimburse LESSEE, LESSEE may deduct such sums from the next succeeding installment or installments of rent due under this Lease.


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
                                  ARTICLE XII

                                    DEFAULT

         SECTION 12.01. In the event of any default by LESSEE as defined in
Section 12.02 hereof, LESSOR shall be entitled to terminate this LEASE and shall be free to institute an appropriate action for recovery of possession of DEMISED PREMISES; provided LESSOR shall have first given written notice specifying such default to LESSEE, and, if such default shall be cured within the grace period hereinafter specified with respect to default by LESSEE, this LEASE shall continue in full force and effect to the same extent as if said default had not occurred.

         SECTION 12.02. In the event LESSEE shall fail to cure within ten (10) days after the date of receipt from LESSOR of written notice of any default in paying any of the following:

                (i) any item of rent, when due, provided to be paid by LESSEE to LESSOR;

                (ii)    any utilities required to be paid by LESSEE;

                (iii)   any insurance premiums required to be paid by LESSEE;

                (iv) any real estate taxes and assessments required to be paid by LESSEE; and

                (v) any valid final judgment obtained by LESSOR against LESSEE on account of LESSEE's failure to comply with any provision of this LEASE,

then such failure to pay as specified herein and any breach of any other covenant contained in this LEASE shall be deemed a default by LESSEE under this LEASE.

         SECTION 12.03. If LESSEE shall default in the performance of any covenant contained herein, and such default continues for thirty (30) days after receipt of written notice or if such default cannot be cured within thirty (30) days, LESSEE fails to diligently proceed to cure such default within thirty (30) days after receipt of written notice thereof, LESSOR may, after giving LESSEE ten (10) days' prior written notice specifying the event of default, cure the same and charge the cost of curing to LESSEE.

         SECTION 12.04. If LESSOR shall default in the performance of any covenant contained herein, and such default continues for thirty (30) days after receipt of written notice, or if such default cannot be cured within thirty (30) days, LESSOR fails to diligently proceed to cure such default within thirty (30) days after receipt of written notice thereof, LESSEE may, after giving LESSOR ten (10) days' prior written notice specifying the event of default, cure the same and charge the cost of curing to LESSOR, or LESSEE shall be entitled to terminate this Lease. LESSEE will not exercise its right to terminate this Lease, however, until (a) it has given written notice of such default to the holder of any first mortgage affecting THE BUILDING, and (b) a reasonable period for remedying such default shall have elapsed following such giving of notice. If at the expiration of the term of this LEASE, as possibly extended, there shall be any sums owing by LESSOR to LESSEE, this LEASE may, at the election of LESSEE, be extended and continue in full force and effect until January 31 of the calendar year following the date when the indebtedness of LESSOR to LESSEE shall have been fully set off and recouped or otherwise paid and after such date when the indebtedness is fully recouped until such January 31st date is reached LESSEE shall resume payments of monthly rent.


                                  ARTICLE XIII

                         APPROPRIATION AND CONDEMNATION

         SECTION 13.01. If twenty-five percent (25%) or more of THE BUILDING or if (i) any access to the DEMISED PREMISES, (ii) or any access to the truck turnaround pad or (iii) any portion of the parking area to the extent that LESSEE's use of the DEMISED PREMISES is thereby impaired shall be taken for any public or quasipublic use under any statute or by right of eminent domain or private purchase in lieu thereof, then, when possession shall be taken thereunder, this LEASE shall at LESSEE's option terminate, all the rights and obligations of LESSEE hereunder shall immediately cease and terminate. Rent thereunder, however, shall be adjusted as of the time of such termination. If less than twenty-five percent (25%) of the DEMISED PREMISES shall so be taken, LESSEE shall continue in possession of that part of the DEMISED PREMISES not so appropriated, and LESSOR shall, promptly restore the remaining portion of the DEMISED PREMISES to a condition satisfactory and suitable for LESSEE's occupancy and use, including the replacement of all walls and the doing of all needed structural and repair work; such repair and restoration shall be completed with all reasonable speed. After restoration expense, the balance of condemnation proceeds shall be paid to LESSOR. A proportionate reduction of rent shall be made corresponding to the time during which, and to the amount of DEMISED PREMISES property of which, LESSEE has been and shall be so deprived of satisfactory use and occupancy of DEMISED PREMISES on account of such condemnation proceedings, appropriation, taking or restoration, and LESSEE shall be entitled to such an equitable reduction in the rental payable hereunder during the remainder of the term. Neither party shall have any right to condemnation awards paid or allocated to the other. If only one award is made, after restoration expenses, if any, are paid, the award shall be applied first to and as required by LESSOR's lender and the balance shall be divided among LESSOR and LESSEE In proportion to their Interest in the DEMISED PREMISES and this LEASE.


                                  ARTICLE XIV

                           SUBLETTING AND ASSIGNMENT

         SECTION 14.01. Without the prior consent of LESSOR, LESSEE may sublet all or any portion of DEMISED PREMISES or license all or any portion of DEMISED PREMISES, but such subletting or licensing shall be consistent with the terms of this LEE and in such event LESSEE shall not be relieved of any liability hereunder.

         SECTION 14.02. LESSEE may assign this LEASE:

                (i) without the prior written consent of LESSOR, to any corporation which may, as the result of a reorganization, merger, consolidation, or sale of substantially all of the assets (excluding inventory) of LESSEE, provided that In the case of such a sale the purchasing corporation shall have a net worth in excess of $20,000,000.00, succeed to the business now being carried on by LESSEE in the State in which DEMISED PREMISES are located, or to any parent, affiliate, or subsidiary corporation of LESSEE; and

                (ii) with the prior consent of LESSOR, and LESSOR's mortgagee, which consents shall not be reasonably withheld, and if withheld shall be for cause stated, to any person or corporation of equal or better financial responsibility than LESSEE.

In either such event of assignment, LESSEE shall be relieved of all further responsibility under this LEASE upon the assumption in writing by the said assignee of all of LESSEE's responsibilities and obligations under this LEASE.

        SECTION 14.03. LESSOR may assign this LEASE, with the prior written consent of LESSEE, which consent shall not be unreasonably withheld. As a condition of such consent, LESSOR shall deliver to LESSEE an assumption, in writing, by the proposed Assignee of all of LESSOR's responsibilities and obligations under this LEASE. If LESSOR's interest in this LEASE shall, for any reason, be acquired by more than one person, firm, corporation or other entity, whether by conveyance, operation of law, or otherwise, LESSOR shall, by notice to LESSEE, signed by all of the then LESSORS hereunder, appoint one such LESSOR to whom rent may be paid by LESSEE, and upon whom all notices which LESSEE may give hereunder may be served. Until such notice and appointment, LESSEE may withhold all payments of rent due hereunder, but such payments shall be paid to an escrow or trustee account. If LESSOR, or either one of them, desires to sell, transfer, or convey their Interest in the DEMISED PREMISES to any person, firm, corporation or other entity, LESSOR shall deliver to LESSEE an assumption, in writing, by the proposed transferee, of all of LESSOR's responsibilities and obligations under the LEASE.


                                   ARTICLE XV

                             SURRENDER OF PREMISES

         SECTION 15.01. LESSEE shall, upon the expiration or termination of this LEASE, surrender to LESSOR the DEMISED PREMISES in good order, condition and repair, except for reasonable wear and tear and use thereof, except for those improvements, nonstructural alterations and additions made by LESSEE and removed by LESSEE pursuant to Section 9.01, and except also that damage by fire or other casualty, shall be governed by the provisions of Sections 10.04 and 10.05, and except also that damage by any taking by condemnation or exercise of the right of eminent domain shall be governed by the provisions of Section 13.01.


                                  ARTICLE XVI

                                    NOTICES

         SECTION 16.01. All notices, demands, and requests hereunder by either party to the other shall be in writing.

         All notices, demands, and requests by LESSOR to LESSEE shall be delivered in person or sent by United States Registered or Certified Mail, postage prepaid, addressed to LESSER:



                            CLARK EQUIPMENT COMPANY
                          300 Security Trust Building
                           Lexington, Kentucky 40507

or at such other place in the United States as LESSEE may from time to time designate in writing.

        All rent, notices, demands and requests by LESSEE to LESSOR shall be delivered in person or sent by United States Registered or Certified Mail, postage prepaid, addressed to LESSOR:

                                KENNY ANGELUCCI
                               106 W. Vine Street
                           Lexington, Kentucky 40507

or to such other place in the United States as LESSOR may from time to time designate in writing.

         Notices, demands, and requests which shall be served upon LESSOR and LESSEE in the manner aforesaid shall not be deemed sufficiently given and received until such time as such notice, demand, or request has been received (or delivery refused) by such party to whom it is addressed if delivered in person, or on the third calendar day following the date, on which said notice, demand, or request is deposited in the mail.


                                  ARTICLE XVII

                                 MISCELLANEOUS

         SECTION 17.01. The specified remedies to which LESSOR or LESSEE may resort under the terms of this LEASE are cumulative and are not intended to be exclusive of any other remedies to which LESSOR or LESSEE may be lawfully entitled in case of any breach or threatened breach of any provision of this LEASE.

         SECTION 17.02. The failure of LESSOR or LESSEE to insist, in any one or more cases, upon the strict performance of any of the terms, covenants, conditions, provisions, or agreements of this LEASE, or to exercise any right or remedy herein contained, shall not be construed as a waiver or a relinquishment for the future of any such rights or remedies. LESSOR's acceptance of any payment required under this LEASE shall not be deemed a waiver of any subsequent default by LESSEE hereunder. No waiver by LESSOR of any term, covenant, condition, provision, or agreement of this LEASE shall be deemed to have been made unless expressed in writing and signed by LESSOR.

         SECTION 17.03. LESSOR and LESSEE agree that this LEASE agreement constitutes the sole and entire agreement between them and cannot be changed orally, and any additions, deletions, amendments or extensions thereof must be in writing and executed by all the parties hereto.

        SECTION 17.04. The covenants of the LEASE shall run with the LAND. Any sale of the DEMISED PREMISES, or part thereof, by LESSOR shall be subject to all of LESSOR's obligations and responsibilities under this LEASE.

        SECTION 17.05. LESSEE agrees to subordinate its interest under this LEASE to any subsequent mortgages and groundleases and to deliver an estoppel certificate to such subsequent mortgagees and groundlessors, provided that LESSOR delivers to LESSEE from each subsequent mortgagee and groundlessor a corresponding non-disturbance agreement.

         SECTION 17.06. The terms, covenants, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of LESSOR and LESSEE, their respective heirs, executors, administrators, successors and assigns.

         SECTION 17.07. Subject to the provisions of Section 12.03, if LESSEE remains in possession of DEMISED PREMISES after the expiration of the term hereof and all extensions of such terms, LESSEE shall then be deemed a tenant at will at the rental rate in effect at the end of this LEASE and there shall be no renewal of this LEASE by operation of law.

         SECTION 17.08. All exhibits to this LEASE are, by this reference, made a part of this LEASE to the same extent as the same would be if written directly within the body of this LEASE.

         SECTION 17.09. This LEASE shall be governed and construed in accordance with the law of the State in which DEMISED PREMISES are located. If any provision of this LEASE shall, to any extent, be invalid under such law, the remaining provisions of this LEASE shall not be affected thereby. The titles of the various subdivisions of this LEASE are for convenience only and shall not be considered In construing this LEASE.

         SECTION 17.10. LESSOR and LESSEE agree, upon request of either, to execute and deliver, in form sufficient for recording, a short form lease describing DEMISED PREMISES, the term of this LEASE and such other provisions as either party may reasonably deem necessary or appropriate.

         SECTION 17.11. The captions and headings throughout this LEASE are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction, or meaning of any provision of, or the scope or intent of, this LEASE nor in any way affect this LEASE.

        SECTION 17.12. LESSOR and LESSEE each agree, upon written request of the other to certify to the other whether this LEASE is in effect, whether it has been amended and, to the best of the knowledge of the party making such certification, whether there are then any defaults under this LEASE.

        SECTION 17.13. LESSOR certifies that the rules and regulations for the Leestown Industrial Park attached hereto as Exhibit "D" are the entire and true set of such rules and regulations. LESSOR and LESSEE shall perform their respective obligations imposed by such rules, which obligations are listed as LESSOR's and LESSEE's responsibilities in Exhibit "D" attached hereto.

         SECTION 17.14. LESSEE may erect signs on buildings, doors, windows, improvements or grounds, without the prior written consent of LESSOR.


                                 ARTICLE XVIII

                 EXPANSION, EXPANSION PARCEL AND EXCESS PARCEL

         SECTION 18.01. If LESSEE wishes to expand THE BUILDING and/or the parking areas and/or the truck docking areas, LESSEE will designate the part of DEMISED PREMISES required for the expansion, and will generally describe the expansion, in a submission to LESSOR. LESSOR will have sixty (60) days from receipt of such submission in which to deliver to LESSEE a written proposal for performing such expansion and for increasing the rent hereunder when such expansion construction is completed. LESSEE shall have forty-five (45) days from receipt of LESSOR's proposal in which to accept or reject in writing such proposal. If LESSEE accepts such proposal, LESSEE shall submit to LESSOR a written amendment to the LEASE providing for the terms and conditions of LESSEE's expansion, and the increase in rent and LESSOR and LESSEE shall use reasonable efforts to negotiate, execute and deliver such amendment within thirty (30) days of LESSEE's acceptance of LESSOR's proposal. If LESSOR fails to make a proposal, if LESSEE rejects the proposal made, or if LESSEE accepts the proposal and then LESSOR and LESSEE are unable to agree on an amendment to the LEASE, then, LESSEE may proceed with such expansion at LESSEE's cost and expense and there shall be no increase or reduction in rent hereunder as a result of such expansion.


                                  ARTICLE XIX

                               OPTION TO PURCHASE


         SECTION 19.01. LESSEE shall have the option, exercisable by delivering written notice of the exercise to LESSOR any time after the first year of the PRIMARY TERM to purchase the LAND and BUILDING for the price calculated as follows:

         Unless the parties otherwise agree in writing on the purchase price, the purchase price shall be the average of two appraisals each made by a MAI appraiser of Fayette County. Each party hereto shall select an MAI appraiser in Fayette County of its choice. If the appraisals are not within ten percent (10%) of each other, the two appraisers shall select a third qualified MAI appraiser, and in such event the purchase price shall be the average of the two appraisals, within ten percent (10%) of each other, which are the closest together. If the third appraisal is not within ten percent (10%) of the first two appraisals, then the purchase price shall be the average of all three appraisals.

LESSEE shall give LESSOR at least six (6) months' notice of its desire to exercise to option hereunder. The purchase price shall be determined within the next ninety (90) days, whether by agreement of the parties, or as a result of the appraisals as provided for above. Upon determination of the purchase price, and upon no less than ninety (90) days' written notice, LESSEE shall notify LESSOR whether or not it intends to exercise its option to purchase. If LESSEE fails to so notify LESSOR, LESSEE shall be deemed to have declined to exercise its option. LESSOR shall be responsible for conveying good and marketable title to the BUILDING and LAND. In the event there is a mortgage on the property which cannot be paid off without a prepayment penalty, LESSEE may, at its option, pay the penalty or elect to assume the mortgage. The cost of appraisals shall be shared equally by LESSOR and LESSEE. The closing shall take place on the date specified by LESSEE's notice, or at such other time as the parties may agree. In the event that the closing is scheduled to occur during the second half of a given calendar year, LESSEE agrees, upon LESSOR's request, to postpone the closing until January 1 of the following year, or such other date between January 1 and June 30 of such year as LESSEE may designate.



         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed under seal as of the day and year first above written.

Signed and delivered                        LESSOR:
in the presence of:
                                            VERGIL D. KELLY

/s/                                         /s/ VERGIL D. KELLY
------------------------------              -------------------------



                                            KENNY ANGELUCCI

/s/                                         /s/ Kenny Angelucci
------------------------------              -------------------------

Signed and delivered                        LESSEE:
in the presence of:
                                            CLARK EQUIPMENT COMPANY

/s/                                         By: /s/
--------------------------                      -----------------------------

                                            Title: Vice President




STATE OF Kentucky

COUNTY OF Fayette

         On April 15, 1987, before me, the undersigned, a Notary Public in and for said State, personally appeared Vergil D. Kelly and Kenny Angelucci, respectively, and who are known to me to be the persons who signed the foregoing instrument, and acknowledged before me that on this day, being informed of the contents of said instrument, they executed the same voluntarily for and as the act of said corporation.

         WITNESS my hand and official seal.


                                        /s/
                                        ----------------------------------
                                                  NOTARY PUBLIC


                                            (SEAL)

My Commission Expires:

August 26, 1989



STATE OF Kentucky
COUNTY OF Fayette

         On April 15, 1987, before me, the undersigned, a Notary Public in and for said State, personally appeared Gary D. Bello, who is known to me to be the Vice President of Clark Equipment Company, a Delaware corporation, and who is known to me to be the person who signed the foregoing instrument, and acknowledged before me that on this day, being informed of the contents of said instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

         WITNESS my hand and official seal.


                                        /s/
                                        ----------------------------------
                                                  NOTARY PUBLIC


                                            (SEAL)

My Commission Expires:


June 30, 1990

        THIS AMENDMENT #1 TO LEASE dated April 15, 1987 is entered into by and between VERGIL D. KELLY and KENNY ANGELUCCI, a Kentucky General Partnership, ("LESSOR") and CLARK EQUIPMENT COMPANY, a Delaware Corporation, ("LESSEE").

                                  WITNESSETH:

        The aforementioned LEASE dated April 15, 1987 between LESSOR and LESSEE is hereby amended and modified as follows:

        (1) Article IV is amended and modified to read in its entirety as follows:

                                   ARTICLE IV

                                      RENT

        LESSEE covenants and agrees to pay to LESSOR the following rent:

        Section 4.01.  For the PRELIMINARY TERM, rent shall be $10.00.

        Section 4.02.  Monthly Rent during the PRIMARY TERM shall be:

Eighty-Seven Thousand ($87,000) Dollars.

        Section 4.03.  Monthly rent during the extension terms provided for in
Section 3.02 shall be negotiated prior to any extension. Provided, however, that in no event shall the monthly rental for the extension term(s) exceed the previously applicable monthly rent by more than two percent (2%) per year, calculated on a simple basis.

        Section 4.04. Monthly rent shall be paid in advance on or before the 10th day of each month.

        (2) The last word in the seventh (7th) line of Section 10.04 is changed from "by" to "to".

        (3) Section 12.01 of Article XII is amended and modified to read in its entirety as follows:

                                    DEFAULT

        Section 12.01.  In the event of any default by LESSEE as defined in
Section 12.02 hereof, LESSOR shall be entitled to terminate this LEASE and shall be free to institute an appropriate action for recovery of possession of DEMISED PREMISES or bring any other proceeding allowed by law; provided LESSOR shall have first given written notice specifying such default to LESSEE, and, if such default shall be cured within the grace period hereinafter specified with respect to default by LESSEE, this LEASE shall continue in full force and effect to the same extent as if said default had not occurred.

        (4) Section 12.04 of Article XII is amended and modified in its entirety to read as follows:

        Section 12.04. If LESSOR shall default in the performance of any covenant contained herein, and such default continues for thirty (30) days after receipt of written notice, or if such default cannot be cured within thirty (30) days, LESSOR fails to diligently proceed to cure such default within thirty (30) days after receipt of written notice thereof, LESSEE may, after giving LESSOR ten (10) days prior written notice specifying the event of default, cure the same and charge the cost of curing to LESSOR, or LESSEE shall be entitled to terminate this LEASE. LESSEE agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon the LESSOR, provided that prior to such notice LESSEE has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of Such Mortgagees and/or Trust Deed Holders. LESSEE further agrees that if LESSOR shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or

Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued. If at the expiration term of this LEASE, as possibly extended, there shall be any sums owing by LESSOR to LESSEE, this LEASE may, at the election of LESSEE, be extended and continue in full force and effect until January 31 of the calendar year following the date when the indebtedness of LESSOR to LESSEE shall have been fully set off and recouped or otherwise paid and after such date when the indebtedness is fully recouped until such January 31st date is reached LESSEE shall resume payments of monthly rent.

        (5) The following addition is added to the end of Section 19.01 on page 20:

        Anything in the foregoing notwithstanding, if Aetna Life Insurance Company or its assignee holds a first mortgage loan on the premises at the time LESSEE exercises this option to purchase, then (a) either the then outstanding indebtedness evidenced by the mortgage loan must be paid in full including interest, prepayment charges and other charges required under the loan agreement with Aetna without offset or deduction, in which case the proceeds from the purchase shall first be applied to pay off the then outstanding indebtedness evidenced by the mortgage loan including interest, prepayment and other charges, or the LESSEE/PURCHASER must assume the mortgage loan in which case the LESSOR will receive the difference, if any, between the purchase price and the amount of the then outstanding mortgage loan and the

LEASE shall not terminate or merge with the fee as long as Aetna or its successors retain an interest in or lien on the property, or (b) the option is exercised subsequent to foreclosure of the Aetna loan, the LESSEE shall not be entitled to set off against the option price any indebtedness of any former LESSOR.

        In the event Aetna Life Insurance Company or its assignee is the owner of the premises at the time LESSEE exercises its option to purchase, Aetna or its assignees deed may be without warranty.

        IN TESTIMONY WHEREOF, witness the signatures of the parties hereto this 1st day of December, 1987.

                                VERGIL D. KELLY AND KENNY ANGELUCCI,
                                A Kentucky General Partnership



                                By: /s/  Virgil D. Kelly
                                    -----------------------------------------
                                    Virgil D. Kelly, General Partner


                                and


                                By: /s/  Kenny Angelucci
                                    -----------------------------------------
                                    Kenny Angelucci, General Partner


                                CLARK EQUIPMENT COMPANY, a Delaware Corporation


                                By: /s/
                                    -----------------------------------------

STATE OF KENTUCKY  )
                   ) ss
COUNTY OF FAYETTE  )

        The foregoing Amendment #1 to Lease was acknowledged before me this 1st day of December 1987, by Vergil D. Kelly and Kenny Angelucci, General Partners, on behalf of Vergil D. Kelly and Kenny Angelucci, a Kentucky general partnership.

        My commission expires: 8-26-89



                                -------------------------------------------
                                Notary Public

STATE OF KENTUCKY  )
                   )ss
COUNTY OF FAYETTE  )

        The foregoing Amendment #1 to Lease was acknowledged before me this 1st day of December 1987, by Gary D. Bello as Vice-President of Clark Equipment Company, a Delaware Corporation, on behalf of the corporation.

        My commission expires:



                                        ----------------------------------
                                        Notary Public